UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 15, 2005, Tier Technologies, Inc., a Delaware corporation (“Tier”), announced that it has been awarded a subcontract as a member of a project team to develop, implement and maintain the Indiana Department of Workforce Development’s new unemployment insurance processing system.

Under the contract, Tier will serve as a subcontractor to Haverstick Consulting, Inc., a technology services and business consulting firm based in Carmel, Indiana. Of the approximately $24 million prime contract, Tier currently expects the value of its fixed price subcontract to be approximately $17 million over the approximately three-year term.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Statements made in this Form 8-K and the attached press release that are not historical facts, including statements regarding expectations for future contract value and future revenues, earnings, and expenses, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements.

Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.

For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our annual report on Form 10-K for the year ended September 30, 2004 and our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2005, as well as our other filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David Fountain
David Fountain
Chief Financial Officer

Date: September 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 15, 2005